Exhibit 21


                       STORAGE TECHNOLOGY CORPORATION
                       ------------------------------


U.S. SUBSIDIARIES                                               INCORPORATION
- -----------------                                               -------------

Amperif Corporation                                                  Delaware
Amperif Export, Inc.                                      U.S. Virgin Islands
Lago Systems, Inc.                                                 California
Prime Solutions, Inc.                                                Colorado
Storage Technology de Puerto Rico, Inc.                              Delaware
Storage Technology Optical Disk Development Corporation              Delaware
StorageTek Computer Finance Corporation                              Delaware
StorageTek Computer Research Corporation                             Delaware
StorageTek Financial Services Corporation                            Delaware
StorageTek Foundation                                                Colorado
StorageTek Holding Corporation                                         Nevada
StorageTek Integrated Systems, Inc.                                  Delaware
StorageTek International Corporation                                 Delaware
StorageTek International Services Corporation                        Delaware
StorageTek Leeward Corporation                                       Delaware
StorageTek Relocation Operations, Inc.                               Delaware
XL/Datacomp, Inc.                                                    Delaware

NON-U.S. SUBSIDIARIES
- ---------------------


Storage Technology of Australia Pty. Limited                        Australia
StorageTek Wholesaling Pty. Limited                                 Australia
Storage Technology of New Zealand Pty. Limited                      Australia
Storage Technology Computerhandelsgesellschaft m.b.H.                 Austria
Storage Technology (Belgium) N.V./S.A.                                Belgium
Amperif Canada, Ltd.                                                   Canada
StorageTek Canada, Inc.                                                Canada
StorageTek A/S                                                        Denmark
StorageTek OY                                                         Finland
Storage Technology Formation S.A.R.L.                                  France
Storage Technology European Operations S.A.                            France
Storage Technology Holding France, S.A.                                France
Storage Technology France S.A.                                         France

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Documation S.A.R.L.                                                    France
Storage Technology GmbH                                               Germany
Storage Technology OEM Vertrieb GmbH                                  Germany
Storage Technology Holding GmbH                                       Germany
Storage Technology Italia S.p.A.                                        Italy
Storage Technology Asia/Pacific K.K.                                    Japan
Storage Technology of Japan, Ltd.                                       Japan
XL/Datacomp Japan, Ltd.                                                 Japan
Storage Technology Finance B.V.                                   Netherlands
Storage Technology Finance B.V. (Irish Branch)                    Netherlands
Storage Technology (The Netherlands) B.V.                         Netherlands
Storage Technology (The Netherlands) B.V. (Irish Branch)          Netherlands
StorageTek III B.V.                                               Netherlands
Edata International B.V.                                          Netherlands
Documation B.V.                                                   Netherlands
StorageTek A/S                                                         Norway
D.M.L. StorageTek Ltd.                                               Scotland
Edata Scandinavia AB                                                   Sweden
StorageTek AB                                                          Sweden
StorageTek AG                                                     Switzerland
Amperif Europe Ltd.                                            United Kingdom
Storage Technology Manufacturing Limited                       United Kingdom
Storage Technology Holding Limited                             United Kingdom
Storage Technology Limited                                     United Kingdom
XL/Datacomp, Limited                                           United Kingdom

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